Exhibit 15.4

[Verstegen accountants en adviseurs Letterhead]

To the board of directors and shareholders of
Magic Benelux B.V.
Pelmolen 17
3994 XX HOUTEN

Dordrecht, March 17, 2011

Ref.: KH/VK/JV

Dear Sirs,

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 28, 2011, including in this annual report of Formula Systems (1985) Ltd. on Form 20-F for the year ended December 31, 2010.

On behalf of Verstegen accountants en adviseurs,

/s/ Drs. L.K. Hoogendoorn RA MGA
Drs. L.K. Hoogendoorn RA MGA.